Exhibit 10(ii)




                               OPERATING AGREEMENT

                                       FOR

                       HSB-IRI PROPERTY INSURANCE BUSINESS


                                  by and among


                        EMPLOYERS REINSURANCE CORPORATION

                       HSB INDUSTRIAL RISK INSURERS L.L.C.

                            INDUSTRIAL RISK INSURERS

                            THE HARTFORD STEAM BOILER
                        INSPECTION AND INSURANCE COMPANY

                         Effective as of January 1, 1998



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                                TABLE OF CONTENTS

                                                                     Page No.
ARTICLE I - DEFINITIONS

1.1     Definitions..........................................................2

ARTICLE II - GUIDELINES FOR OPERATING THE HSB-IRI BUSINESS

2.1     Operating Guidelines.................................................2
2.1.1   Trade Name...........................................................2
2.1.2   Business Strategy....................................................2
2.1.3   Operation and Management.............................................2
2.1.4   Insurance Policies Issued by HSB.....................................2
2.1.5   Reinsurance Contracts Issued by IRI..................................3
2.1.6   Apportionment of Insurance Risk......................................3
2.1.7   Loss Adjustment Expenses.............................................3

ARTICLE III - APPOINTMENT OF OPERATING MANAGER

3.1     HSB Licensed Status..................................................4
3.2     Appointment of HSB as Operating Manager..............................4
3.3     Performance of Duties................................................4
3.4     Access to  Facilities, Property, Books and Records...................4
3.5     License to use IRI Trade Name, Trademarks and Service Marks..........4
3.6     License to use HSB Trade Name, Trademarks and Service Marks..........4

ARTICLE IV -UNDERWRITING, OUTWARD REINSURANCE, LOSS ADJUSTMENT AND ENGINEERING RESPONSIBILITIES OF THE OPERATING MANAGER

4.1     Underwriting Responsibilities........................................5
4.2     Outward Reinsurance..................................................5
4.3     Loss Adjustment......................................................5
4.4     Engineering and Inspection Services..................................6
4.5     Disputes Involving Losses............................................6

ARTICLE V - ACCOUNTING AND REPORTING RESPONSIBILITIES
OF THE OPERATING MANAGER

5.1      Premium Collection..................................................6
5.2      Books and Records...................................................6
5.3      Periodic Reporting..................................................6
5.4      Statutory Accounting Principles.....................................7
5.5      Filings in Connection with the HSB-IRI BUSINESS. ...................7


ARTICLE  VI -  IRI WORKING CAPITAL FUND AND EXPENSE REIMBURSEMENT TO IRI

6.1      IRI Working Capital Fund............................................7
6.2      Funding Level.......................................................7
6.3      Funding of IRI Working Capital Fund Shortfall.......................7
6.4      IRI Claims Fund.....................................................7
6.5      Offsets from Reimbursement Obligation...............................7
6.6      Restructuring and Transitional Expenses. ...........................8
6.7      Reimbursement Payments to IRI.......................................9
6.8      Offset.............................................................10
6.9      Allocation of Investment Earnings..................................10


ARTICLE VII - COMPENSATION TO HSB

7.1      Ceding Commission for Reinsurance Ceded to IRI.....................10
7.2      Ceding Commission on Other Business................................10
7.3      Quarterly Sharing in Savings/Expenses..............................11
7.4      Adjustment to Ceding Commission....................................11

ARTICLE VIII - TERM AND TERMINATION OF AGREEMENT

8.1      Term of Agreement..................................................12
8.2      Termination........................................................12
8.3      Non-Solicitation of Employees......................................13

ARTICLE IX - DISPUTE RESOLUTION

9.1.     Negotiation between Executives.....................................13
9.2      Mediation..........................................................13
9.3      Disputes Involving Losses..........................................14

ARTICLE X - MISCELLANEOUS

10.1     Indemnification....................................................14
10.2     Notices............................................................14
10.3     Confidentiality....................................................15
10.4     Invalidity or Unenforceability.....................................15
10.5     Assignablility.....................................................16
10.6     Headings and  Exhibits.............................................16
10.7     Execution in Counterparts..........................................16
10.8     Amendments.........................................................16
10.9     Further Assurances.................................................16
10.10    Governing Law......................................................16

EXHIBIT A - Definitions
EXHIBIT B -  Reinsurance  Agreement  between HSB and IRI
EXHIBIT C - Reinsurance Agreement between ERC and HSB
EXHIBIT D - Reinsurance  Agreement between HSB and ERC
EXHIBIT E - Guarantee of ERC
EXHIBIT F - 1997 and 1998 Business Plans


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                               OPERATING AGREEMENT
                                       for
                       HSB-IRI PROPERTY INSURANCE BUSINESS

         This Operating Agreement is entered into effective as of January 1, 1998, by and among Employers Reinsurance Corporation (ERC), a Missouri corporation having a principal place of business at 5200 Metcalf, Overland Park, Kansas; HSB Industrial Risk Insurers L.L.C. (LLC), a Connecticut limited liability corporation having a principal place of business at 85 Woodland Street, Hartford, Connecticut; Industrial Risk Insurers (IRI), an unincorporated joint underwriting association having a principal place of business at 85 Woodland Street, Hartford, Connecticut; and The Hartford Steam Boiler Inspection and Insurance Company (HSB), a Connecticut corporation having a principal place of business at One State Street, Hartford, Connecticut.

WHEREAS, ERC, pursuant to the Asset and Capacity Sale Agreement and through its subsidiary organization, IRI Management Services L.L.C. (IMS), has acquired, effective as of January 1, 1998, certain of the tangible and intangible assets of IRI and its affiliated Canadian association, Canadian Industrial Risk Insurers (CIRI), both of which are joint underwriting associations offering first party property insurance to highly protected risk (HPR) accounts in industrial/manufacturing occupancies; and

WHEREAS, pursuant to the Asset and Capacity Sale Agreement, efffective January 1, 1998 IRI has been reconstituted with ERC having a 99.5% share and HSB having a .5% share and ERC and HSB have agreed to reinsure the former members of IRI for certain liabilities, as more specifically set forth in the Reinsurance Agreement, in accordance with such shares;

WHEREAS, HSB owns and operates a property insurance business known as HSB Special Risks-Manufacturing Division offering first party property insurance to HPR accounts in industrial/manufacturing occupancies with principal facilities located in the United States;

WHEREAS, ERC and HSB have formed LLC by filing Articles of Organization with the Secretary of State of Connecticut on February 2, 1998 (and as to LLC, this Agreement takes effect from such date) for the purpose of operating a combined venture offering property insurance for HPR industrial/manufacturing occupancies and to which ERC has contributed the IRI book of business and a royalty-free license to use the assets of IMS, and HSB has contributed its U.S. Special Risk-Manufacturing book of business and a royalty-free license to use the HSB trademark/tradename; and

WHEREAS, ERC and IRI desire to appoint HSB, and HSB desires to serve, as operating manager for the HPR property insurance venture.

NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1 Definitions. Capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings given to such terms in Exhibit A.


                                   ARTICLE II

                  GUIDELINES FOR OPERATING THE HSB-IRI BUSINESS

2.1 Operating Guidelines. ERC and HSB, directly and through their Affiliates, shall conduct the HSB-IRI BUSINESS in general accordance with Schedule 4.09 of the Asset and Capacity Sale Agreement and the following:

         2.1.1 Trade Name. The HSB-IRI BUSINESS will be conducted under the trade name " HSB Industrial Risk Insurers" and/or variations thereof.

          2.1.2 Business Strategy. Business strategy, products and underwriting guidelines will be established by the Members of LLC.

         2.1.3 Operation and Management. Day-to-day business operations will be managed by HSB utilizing staff and other resources resident at or made available to LLC, IRI and HSB. HSB shall have discretion in determining the type, quantity, and source of services required to support the HSB-IRI BUSINESS.

                  2.1.3.1 HSB will be paid the Ceding  Commissions  specified in
                  Article VII of this Agreement in connection with policies issued by HSB pursuant to Paragraph 2.1.4 and reinsurance assumed by IRI in accordance with Paragraph 2.1.5. Costs of marketing, underwriting, and servicing the HSB-IRI BUSINESS, including the reimbursement to IRI provided under Article VI, except as specifically set forth in this Agreement or as otherwise agreed to by the parties, shall be paid by HSB, or deducted from the Ceding Commissions to be paid to HSB.

                  2.1.3.2 In operation of the HSB-IRI BUSINESS, it is the general intent of the parties to perform, or to have performed
                  a) customer relationships, marketing, and underwriting activities at IRI, and b) engineering and other technical services at HSB, and c) back office and other business support services at a combination of IRI, LLC, HSB and ERC.

         2.1.4 Insurance Policies Issued by HSB. Insurance policies issued in the conduct of the HSB-IRI BUSINESS will be issued on either IRI forms or HSB forms, in either case with HSB (or HSB's subsidiary insurer, The Boiler Inspection and Insurance Company of Canada (BI&I), in the case of insurance covering Canadian locations), as the named insurer.

         2.1.5 Reinsurance Contracts Issued by IRI. Reinsurance contracts issued in the conduct of the HSB-IRI BUSINESS will be issued in the name of IRI on behalf of the members of IRI.

         2.1.6 Apportionment of Insurance Risk. Policies issued by HSB in accordance with Paragraph 2.1.4 of this Agreement shall be reinsured 100% by IRI and policies issued by BI&I shall be reinsured 100% by CIRI or IRI as determined by the Members of the LLC. Any policies reinsured by CIRI will be reinsured 100% by IRI. Reinsurance by IRI of HSB, BI&I or CIRI will be in accordance with the IRI Reinsurance Agreement attached hereto as Exhibit B, and therefore, ERC and HSB, as the sole members of IRI, will be liable for losses under IRI policy forms in accordance with the Constitution of IRI in proportion to their respective membership shares in the IRI. It is contemplated however, that such risk will be reapportioned between ERC and HSB pursuant to reinsurance agreements executed between each of ERC and HSB substantially in the form attached hereto as Exhibit C and D such that HSB will be liable for 85% of the boiler and machinery losses and 15% of all other property insurance losses associated with the HSB-IRI BUSINESS, and ERC will be responsible for 15% of the boiler and machinery losses and 85% of all other property insurance losses associated with the HSB-IRI BUSINESS. Notwithstanding the foregoing, ERC and HSB at some future date may agree to apportion HSB-IRI BUSINESS written by HSB pursuant to this Agreement in accordance with a Reinsurance Agreement to be executed between ERC and HSB directly without ceding 100% of such business to/or through IRI. Upon request of any Intermediary, ERC agrees to furnish a Guarantee, substantially in accordance with the form attached hereto as Exhibit E, which will guarantee the direct payment to the insured of its IRI membership share of liability for losses, net of any reinsurance recoverable from HSB, pursuant to the HSB Reinsurance Agreement, unless ERC has a reasonable basis for refusing to issue such a guarantee.

         2.1.7 Loss Adjustment Expenses. Loss Adjustment Expenses shall be paid by ERC and/or HSB in connection with, and in proportion to, any loss paid in accordance with Paragraph 2.1.6, as adjusted for any retrocession made to HSB and ERC or any direct reinsurance of HSB by ERC as contemplated by Paragraph 2.1.6.



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                                   ARTICLE III

                        APPOINTMENT OF OPERATING MANAGER

3.1 HSB Licensed Status. HSB represents that it is licensed by the appropriate insurance regulatory authority in all fifty states, the District of Columbia and the territories of Puerto Rico and the U.S. Virgin Islands to write the lines of insurance which comprise the HSB-IRI BUSINESS. BI&I is licensed to write similar lines of insurance in each of the Canadian provinces and territories. With respect to any HSB-IRI BUSINESS covering Canadian locations, HSB will cause such business to be written by BI&I under HSB's direction and shall be treated for purposes of this Agreement as insurance written directly by HSB in connection with the HSB-IRI BUSINESS and apportioned between HSB and IRI in accordance with Paragraph 2.1.5.

3.2 Appointment of HSB as Operating Manager. Except as expressly provided in this Agreement and subject to those actions requiring the prior approval of the Members of LLC, HSB shall be the sole and exclusive operating manager for the HSB-IRI BUSINESS, with full authority on behalf of the parties hereto to manage, conduct and operate the HSB-IRI BUSINESS, and to do all of those things which are necessary, proper or desirable in support of the HSB-IRI BUSINESS.

3.3 Performance of Duties. In discharge of its authority and obligations pursuant to Paragraph 3.2., HSB may perform activities directly, or indirectly through IRI, LLC, Affiliates of the Members of LLC, or any other entity capable of performing such activities.

3.4 Access to Facilities, Property, Books and Records. LLC and IRI shall make available to HSB such space within and access to the physical facilities and property owned, licensed to, or leased by LLC or IRI as is reasonably necessary to permit HSB to fully discharge its duties under this Agreement. HSB shall have full and complete access to the books and records of LLC and IRI, subject to the confidentiality restrictions of Paragraph 10.3, in order to enable HSB to discharge its duties hereunder. ERC shall also make available the books and records of IMS in order to allow HSB to verify any reimbursable operating costs of IRI which relate to the use of assets of IMS.

3.5 License to use IRI Trade Name, Trademarks and Service Marks. ERC shall grant, or cause its Affiliates to grant, to LLC and HSB a royalty-free, terminable license to use any and all necessary trade names, trademarks or service marks which are related to the HSB-IRI BUSINESS, including but not limited to the trade name "Industrial Risk Insurers", "IRI" and/or variations thereof.

3.6 License to use HSB Trade Name, Trademarks and Service Marks. HSB shall grant, or cause its Affiliates to grant, to IRI and LLC a royalty-free, terminable license to use any and all necessary trade names, trademarks or service marks which are related to the HSB-IRI BUSINESS, including but not limited to the trade name "HSB" and/or variations thereof.


                                   ARTICLE IV

       UNDERWRITING, OUTWARD REINSURANCE, LOSS ADJUSTMENT AND ENGINEERING
                    RESPONSIBILITIES OF THE OPERATING MANAGER

4.1 Underwriting Responsibilities. HSB shall be responsible for and shall have authority to perform, or cause to be performed, the following underwriting functions in support of the HSB-IRI BUSINESS:

         4.1.1 To accept applications, prepare quotes and issue policy forms or other contracts for insurance and reinsurance in cooperation with the management of IRI and in accordance with the underwriting guidelines, rules and practices established by the Underwriting Committee of LLC.

         4.1.2 To file such policy forms and endorsements, rating plans and underwriting rules used in connection with the HSB-IRI BUSINESS as required under the laws and regulations of the jurisdictions within which the HSB-IRI BUSINESS is conducted.

         4.1.3 To give and receive notices of cancellation and non-renewals and process cancellations and non-renewals pursuant to the terms and conditions of the policies and reinsurance contracts issued in connection with the HSB-IRI BUSINESS and applicable laws and regulations.

4.2 Outward Reinsurance. The parties will cooperate in the development of Outward Reinsurance strategies and programs in support of the HSB-IRI BUSINESS which HSB and ERC shall be free to participate in or not in accordance with their respective needs.

4.3 Loss Adjustment. HSB shall, in cooperation with the management of IRI and LLC, be responsible for and shall have authority to perform, or cause to be performed, the following loss adjustment functions in support of the HSB-IRI
BUSINESS:

         4.3.1 To control the investigation, establishment of reserves, adjustment, including litigation, if necessary, settlement and payment of all claims and expenses arising under policies and contracts of insurance and reinsurance issued in connection with the HSB-IRI BUSINESS.

         4.3.2 To enforce the subrogation and recovery rights of HSB on its own behalf as the policy issuing entity and on behalf of IRI and/or ERC as reinsurer of such policies, or polices or contracts of insurance or reinsurance issued by other insurers, to remit the proceeds thereof, net of the costs and expenses of recovery and HSB's allocable portion, to ERC (in its capacity as a direct reinsurer of HSB or as a member of
         IRI) in accordance with the terms of this Agreement, the IRI Reinsurance Agreement and/or of the ERC Reinsurance Agreement.

4.4 Engineering and Inspection Services. HSB shall, in cooperation with the management of IRI and LLC, be responsible for and shall have authority to perform, or cause to be performed, engineering and inspection services in connection with the underwriting, loss prevention and loss adjustment activities provided in support of the HSB-IRI BUSINESS.

4.5 Disputes Involving Losses. Any disputes between ERC and HSB involving insurance losses in connection with the HSB-IRI BUSINESS shall be resolved in accordance with the terms of the ERC Reinsurance Agreement and the HSB Reinsurance Agreement.


                                    ARTICLE V

                    ACCOUNTING AND REPORTING RESPONSIBILITIES
                            OF THE OPERATING MANAGER

5.1 Premium Collection. HSB shall (i) collect and account for, or cause to be collected and accounted for, premiums and other remittances or amounts due from policyholders, Outward Reinsurers, all former members of IRI and from any collection facility, including Intermediaries and other persons or institutions that receive remittances with respect to the HSB-IRI BUSINESS and pay commissions related thereto; and (ii) disburse, or cause to be disbursed, such premiums, subject to the offset provisions under Article VI, in accordance with this Agreement.

5.2 Books and Records. HSB shall prepare and maintain, or cause to be prepared and maintained, separate books and records for all transactions on behalf of HSB and ERC relating to the HSB-IRI BUSINESS, including but not limited to underwriting files, claim files, records pertaining to disbursements to third parties and filings with regulatory authorities. Such books and records will be available for inspection by IRI and ERC, and their auditors or designees, during normal business hours upon reasonable notice. In the event of termination of this Agreement, HSB will turn over the books and records relating to the HSB-IRI BUSINESS to ERC, subject to HSB's rights to retain duplicates of such books and records and to have access to the original records to the extent necessary to satisfy any regulatory or contractual obligations.

5.3 Periodic Reporting. HSB will prepare and forward, or cause to be prepared and forwarded, to ERC the following periodic reports relating to the HSB-IRI
BUSINESS:

         5.3.1 Within thirty (30) days following the end of each month, a monthly income statement which shows the aggregate written premium and other revenues attributable to the HSB-IRI BUSINESS, losses paid (i.e. gross losses less salvage, subrogation, and other recoveries), Loss Adjustment Expenses paid, commissions, the Ceding Commission in accordance with Paragraphs 7.1 and 7.2, any Restructuring or Transitional Expenses paid in accordance with Paragraph 6.6, any other expenses attributable to the HSB-IRI BUSINESS, and the net written premiums due ERC and HSB under the ERC and HSB Reinsurance Agreements.

         5.3.2 Within a reasonable period of time following a request by ERC, such other reports, forms and additional information as may be reasonably requested by ERC.

5.4 Statutory Accounting Principles. Reports furnished to ERC in accordance with Paragraph 5.3 shall be prepared on the basis of statutory accounting principles.

5.5 Filings in Connection with the HSB-IRI BUSINESS. HSB shall prepare, or cause to be prepared, and file all returns and reports relating to the HSB-IRI BUSINESS which are required to be made with any governmental authorities, including filings with insurance regulators, residual markets and guaranty associations and filings and premium tax returns with taxing authorities.



                                   ARTICLE VI

                            IRI WORKING CAPITAL FUND
                        AND EXPENSE REIMBURSEMENT TO IRI



6.1 IRI Working Capital Fund. ERC and HSB will establish an IRI Working Capital Fund to be used to fund the day-to-day operations of IRI in performing services delegated to it by HSB in accordance with this Agreement. The Working Capital Fund will be funded by HSB and ERC in accordance with their respective membership shares in IRI. The initial funding for the IRI Working Capital Fund will be in the amount of $25 Million., of which ERC will contribute $24,875,000 and HSB will contribute $125,000.

6.2 Funding Level. The IRI Working Capital Fund shall be funded on an on-going basis at a level reasonably estimated by IRI on the basis of its previous experience to cover not more than two months' operating expenses for the HSB-IRI BUSINESS. Reimbursements made by HSB pursuant to Paragraph 6.5 shall be credited to such fund when received. Any cash on hand will be invested in short-term instruments as directed by HSB and the investment earnings thereon will be credited to the Fund.

6.3 Funding of IRI Working Capital Fund Shortfall. Within 15 days following the end of each month IRI shall prepare and submit to HSB a detailed statement supporting its claim for reimbursement of expenses paid by it during the previous month in performing services in accordance with this Agreement. At the same time IRI shall determine the amount of funds, if any, it requires to maintain the funding level specified under Paragraph 6.2, taking into account the reimbursement claim for such month that IRI anticipates submitting to HSB in accordance with Paragraph 6.7 and any other receivables. Any shortfall in the funding level shall be paid by HSB and ERC in accordance with their membership shares within 15 days after receiving the statement reporting such shortfall.

6.4 IRI Claims Fund. There shall be established a Claims Fund from which claim payments of $100,000 or less shall be made arising under policies or contracts of insurance or reinsurance reinsured by IRI pursuant to the IRI Reinsurance Agreement. Loss payments exceeding $100,000 shall be funded by ERC and HSB in accordance with the provisions contained in Section 5.3 of the ERC Reinsurance Agreement and Section 5.3 of the HSB Reinsurance Agreement. The Claims Fund shall initially be funded .5% by HSB and 99.5% by ERC in an aggregate amount of $1,000,000. Thereafter, any shortfall in the Fund will be funded in accordance with each party's proportionate share of the losses giving rise to the shortfall after taking into account the ERC and HSB Reinsurance Agreements. Such shortfall will be determined within 15 days after the end of each month and will be funded by the parties in accordance with the preceding sentence within 15 days after receiving the statement reporting such shortfall. The Claims Fund will be invested in short-term instruments as directed by HSB and the investment earnings thereon will be credited thereto prior to determining any shortfall.

6.5 Offsets from Reimbursement Obligation. The following amounts shall be offset against the reimbursement IRI is entitled to under this Article VI:

         (i) any revenues for engineering, technical services, underwriting or other similar administrative services performed by IRI or HSB in connection with the issuance or servicing of an insurance policy or reinsurance contract pursuant to the HSB-IRI BUSINESS collected by IRI; and (ii) amounts receivable by IRI and ERC pursuant to the Administrative Services Agreement to the extent that the expenses of providing services under such agreement are reimbursable by HSB hereunder.

Other "fee for service" revenues collected by IRI and not includable under subparagraph (i) above will not be treated as an offset against HSB's reimbursement obligation. Such revenues and any related expenses will be accounted for in the manner determined by HSB and ERC pursuant to the LLC Agreement.

6.6 Restructuring and Transitional Expenses. HSB shall not be responsible for reimbursing IRI for any Restructuring Expenses or Transitional Expenses as defined below.

         6.6.1 For the purposes of this Paragraph 6.6 "Restructuring Expenses" shall be defined as any cost incurred by ERC, or any of its Affiliates, or IRI at the direction of HSB as operating manager hereunder or otherwise, for the primary purpose of reducing the costs of operating or supporting the HSB-IRI BUSINESS over time including, but not limited to, the following:

                  (i) any severance benefits or other termination-related payments payable by IRI, ERC or any of its Affiliates pursuant to any plan, agreement or arrangement to an employee or former employee of IRI in connection with such employee's termination of employment;

                  (ii) any penalty payment incurred in connection with the early termination of an office lease, equipment lease, software license or other contract obligation relating to any operational expense;

                  (iii) relocation and related expenses incurred in transferring
                  or  relocating   employees  in  connection  with  the  HSB-IRI
                  BUSINESS; and

                  (iv) one-time costs to equalize benefits in connection with the transfer or relocation of employees in connection with the HSB-IRI BUSINESS.

         6.6.2 To be excludable from reimbursement in accordance with this Paragraph 6.6 a Restructuring Expense must be paid in accordance with a restructuring plan approved in advance by ERC or otherwise be specifically approved by ERC.

         6.6.3 For the purposes of this Paragraph 6.6, "Transitional Expenses" shall be defined as any costs incurred within twelve months following the effective date of this Agreement by ERC, or any of its Affiliates, or IRI at the direction of HSB as operating manager hereunder or otherwise:

                   (i) which arise out of the  reconstitution  of IRI or changes in its membership including, but not limited to, the costs of new marketing materials, signage and stationary; or (ii) which represent the costs of performing overdue certificate inspections (including any fees and penalties payable to jurisdictional authorities in connection with such inspections) and overdue engineering service commitments under IRI service plans in effect on the date of this Agreement. Such costs will be determined in accordance with a methodology to be developed and agreed upon by HSB and ERC within thirty days following execution of this Agreement.

6.7      Reimbursement Payments to IRI.

         6.7.1 Requests for reimbursement of expenses of IRI, supported by such documentation and detail as HSB may reasonably request, shall be paid by HSB within 30 days following receipt of such request, except for such specific expense items which HSB is disputing pursuant to this Paragraph 6.7.

         6.7.2 Any allocated costs for the use of the assets of IMS in connection with the HSB-IRI BUSINESS shall be calculated using proper cost accounting methods and principles. Any rental payments in connection with the lease dated June 28, 1982, as amended, between IRI Holdings, Inc. (formerly known as 85 Woodland Street Corporation) and IMS as assignee of IRI for the offices of IRI at 85 Woodland Street and any other IMS leases for field offices of IRI shall be reimbursed by HSB on a pass-through basis with no additional mark-up or allocation for ERC or IMS overhead.

         6.7.3 If HSB proposes to dispute a specific expense, it will notify IRI of the basis of the denial within 15 days after receiving the reimbursement request. The parties will make a good faith attempt to settle such disputed claim within 30 days after IRI's receipt of the notice referred to in the preceding sentence. If such disputed amount remains outstanding after such 30 days, such dispute will be resolved in the manner set forth under Article IX.

6.8 Offset. ERC, HSB or IRI may offset any balance(s), whether on account of premium, commission, claims or losses, Loss Adjustment Expenses, other expenses, salvage or subrogation recovery or any other amount due from one party to the other under this Agreement, the ERC Reinsurance Agreement, the HSB Reinsurance Agreement, the IRI Reinsurance Agreement, or any other agreement heretofore or hereinafter entered into between or among the parties to this Agreement, which relates to the HSB-IRI BUSINESS when making any payments to the other party under this Agreement.

6.9 Allocation of Investment Earnings. There will be an allocation of investment earnings to ERC and HSB proportionate to each party's ultimate share (after application of the IRI, ERC and HSB Reinsurance Agreements) of the premium dollars which are written in connection with the HSB-IRI BUSINESS.


                                   ARTICLE VII

                               COMPENSATION TO HSB

7.1 Ceding Commission for Reinsurance Ceded to IRI. Subject to any agreement between ERC and HSB under which ERC agrees to directly reinsure HSB with respect to the HSB-IRI BUSINESS, HSB agrees to cede and IRI agrees to accept 100% of the liability, including loss adjustment expenses, under policies written in connection with the HSB-IRI BUSINESS in accordance with the terms and conditions of the IRI Reinsurance Agreement attached hereto as Exhibit B. As premium for the reinsurance, HSB shall pay to IRI 100% of the gross premiums written in connection with such business, less a ceding commission of 33% which, together with the Ceding Commissions provided under Paragraph 7.2, shall compensate HSB for the services it performs in connection with this Agreement.

7.2 Ceding Commission on Other Business. With respect to reinsurance contracts entered into in connection with the HSB-IRI BUSINESS under which IRI acts as the assuming reinsurer, HSB shall be paid a Ceding Commission of 33% of the gross written premium ceded to IRI pursuant to such reinsurance contracts.

7.3      Quarterly Sharing in Savings/Expenses.

         7.3.1 In the event that the annual Expense Ratio for the HSB-IRI BUSINESS is in excess of 30%, HSB and ERC will share equally in the amount of Operating Costs comprising such excess. In the event that the annual Expense Ratio is below 30%, HSB and ERC will share equally in any savings in Operating Costs with respect to Expense Ratios below 30% and at or above 26%, and will share in any savings in Operating Costs below an Expense Ratio of 26% on the basis of ERC receiving a 75% share and HSB receiving a 25% share.

         7.3.2 Within 30 days following the end of each calendar quarter HSB will calculate and notify ERC of the actual year-to date Expense Ratio for operating the HSB-IRI BUSINESS. The Expense Ratio will be computed as follows:

         X / Y

         where:
         X= Operating Costs on a year-to-date basis Y= Gross Written Premiums on a year-to date basis

         7.3.3 On the basis of the notice prepared by HSB pursuant to Paragraph 7.3.2, ERC or HSB shall remit to the other, as the case may be, any amounts owed to the other after giving effect to the allocation of any expenses/costs savings set forth in Paragraph 7.3.1 above, taking into account any amounts which have been remitted to each other for any prior quarters within such calendar year.

         7.3.4 Attached as Exhibit F is a pro forma business plan for 1997 and a projected business plan for 1998 assuming the HSB-IRI BUSINESS had been operated under this Agreement commencing on January 1, 1997. Exhibit F illustrates the application of the calculation set forth in this Paragraph 7.3.

7.4 Adjustment to Ceding Commission. It is the intent of the parties to operate the HSB-IRI BUSINESS at an expense ratio of 33% or less of Gross Written Premiums, inclusive of HSB's policy issuing and service costs calculated at 3% of Gross Written Premiums, and to share equally, as illustrated in Paragraph 7.3, Operating Costs in excess of 30% and savings in Operating Costs below 30%. However, in the event that the initial expense structure exceeds such 30%, or in the event that any external factor, including but not limited to a change in the commission structure paid brokers or agents (including incentive commissions), causes the expense ratio to exceed the indicated 30% on a constant basis then the parties agree to reexamine the level of commissions set forth in this
Article VII (and in the IRI, ERC and HSB Reinsurance Agreements) in a manner that provides HSB with reimbursement of the policy issuing and service costs calculated at 3% of Gross Written Premium as set forth above.


                                  ARTICLE VIII

                        TERM AND TERMINATION OF AGREEMENT

8.1 Term of Agreement. This Agreement shall become effective as of January 1, 1998 and shall remain in effect until terminated in accordance with Paragraph
8.2 below.

8.2      Termination.

         8.2.1 This Agreement is subject to termination by HSB upon written notice to LLC and ERC, on the occurrence of any of the following events:

                  (i) a voluntary or involuntary  proceeding is commenced in any state by or against ERC for the purpose of conserving, rehabilitating or liquidating ERC;
                  (ii)ERC is no longer an accredited  reinsurer and arrangements to the satisfaction of HSB to enable it to obtain credit for the reinsurance ceded under the IRI Reinsurance Agreement and ERC Reinsurance Agreement pursuant to applicable laws and regulations are not made;
                  (iii) there is a  material  breach  by ERC,  IRI or LLC of any term or condition of this Agreement, and ERC, IRI or LLC has not cured or taken reasonable steps to commence to cure such breach within 20 days of receipt of written notice from HSB of such breach;

         8.2.2 This Agreement is subject to termination by ERC, IRI or LLC upon written notice to HSB, on the occurrence of any of the following events:

                  (i) a voluntary or involuntary  proceeding is commenced in any state by or against HSB for the purpose of conserving, rehabilitating or liquidating HSB or HSB (or an HSB subsidiary acceptable to ERC) is no longer a licensed insurer in any of the jurisdictions in which direct insurance policies are issued in connection with the HSB-IRI BUSINESS, or an accredited reinsurer and arrangements to the satisfaction of ERC to enable it to obtain credit for the reinsurance ceded under the HSB Reinsurance Agreement are not made;
                   (ii)  there  is a  material  breach  by HSB of  any  term  or condition of this Agreement, and HSB has not cured or taken reasonable steps to commence to cure such breach within 20 days of receipt of written notice from ERC, IRI or LLC of such breach.

         8.2.3 This Agreement may be terminated at any time upon mutual written consent of HSB and ERC, which writing shall state the effective date of termination.

         8.2.4 This Agreement will terminate automatically upon the closing date of ERC's purchase of HSB's Member Interest in LLC pursunat to Section
         6.2 of the LLC Agreement.

8.3 Non-Solicitation of Employees. During the term of this Agreement and for a period of two years thereafter:

         (i) HSB agrees that it will not solicit or recruit, nor cause any Affiliate, the principal headquarters of which are located in the United States, to solicit or recruit, any employees of IRI; and (ii) ERC agrees that it will not solicit or recruit, nor cause any Affiliate, the principal headquarters of which are located in the United States, to solicit or recruit, any employees of HSB;

provided however, that the foregoing restrictions shall not preclude the solicitation or recruitment by HSB of any former HSB employees who were transferred to the employment of IRI or CIRI, or the solicitation by ERC, IRI or CIRI of any former employees of IRI or CIRI who were transferred to the employment of HSB, during the term of this Agreement.



                                   ARTICLE IX

                               DISPUTE RESOLUTION

9.1. Negotiation between Executives. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of said notice, executives of the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate mediation of the controversy or claim as provided hereinafter.

If a negotiator executive intends to be accompanied at a meeting by an attorney, the other negotiator executive shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

9.2 Mediation. If the dispute has not been resolved by negotiation as provided above, the parties shall endeavor to settle the dispute by submitting it to the Center for Public Resources (CPR) Institute for Dispute Resolution, New York, New York for mediation under the then current CPR Model Procedure for Mediation of Business Disputes. The neutral third party will be selected from the CPR Panel of Neutrals. If the parties encounter difficulty in agreeing on a neutral, they will seek the assistance of CPR in the selection process.

9.3 Disputes Involving Losses. Disputes involving losses under Policies and contracts of insurance or reinsurance in connection with the HSB-IRI BUSINESS shall be resolved in the manner set forth in the ERC Reinsurance Agreement and the HSB Reinsurance Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

10.1     Indemnification.

         10.1.1 IRI and ERC shall indemnify HSB and each of its officers, directors, employees and agents (each an "Indemnified Party"), against all judgments, fines, amounts paid in settlement, reasonable costs and expenses, including attorneys' fees, and any other liabilities that may be incurred as a result of any claim, action, suit or proceeding against an Indemnified Party arising out of the provision of services by HSB pursuant to this Agreement, provided, however, that an Indemnified Party shall not be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (i) any act or omission of an Indemnified Party that involves actual fraud or willful misconduct or (ii) any transaction from which an Indemnified Party derives improper personal benefit. HSB shall indemnify ERC and IRI against all judgments, fines, amounts paid in settlement, reasonable costs and expenses, including attorneys' fees, and any other liabilities that may be incurred as a result of any claim, action, suit or proceeding against ERC or IRI arising out of actual fraud or willful misconduct of HSB, its officers, directors, employees or agents in the provision of services by HSB pursuant to this Agreement. The indemnities provided hereunder shall survive termination of the Company and this Agreement.

         10.1.2 Any  indemnification  payment  made by IRI pursuant to Paragraph
         10.1.1 shall not be a reimbursable expense under Article VI hereunder.

         10.1.3 This Paragraph 10.1 shall not apply with respect to the liability of ERC or HSB under any policy or certificate of insurance or contract of reinsurance issued pursuant to this Agreement in connection with the HSB-IRI BUSINESS.

10.2 Notices. Notices required or permitted by this Agreement shall be in writing and shall be delivered personally (by courier or otherwise), sent by facsimile transmission (confirmation received) or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, three days after the date of deposit into the United States mails. All notices or communications under this agreement shall be addressed as follows or to such other address as any party may designate by notice given in accordance with this agreement to the other parties.

If to ERC:

Employers Reinsurance Corporation
5200 Metcalf
Overland Park, Kansas  62201

Attention: General Counsel
Facsimile No.: (913) 676-5483

If to HSB:

The Hartford Steam Boiler Inspection and Insurance Company
One State Street
Hartford, CT  06102

Attention: General Counsel
Facsimile No.: (860) 722-1818

If to LLC or IRI:

HSB Industrial Risk Insurers L.L.C.
85 Woodland Street
Hartford, CT 06102

Attention: Chief Executive Officer
Facsimile No.: (860) 520-7559


10.3 Confidentiality. IRI will use its best efforts to obtain a waiver of any confidentiality obligations to third parties in connection with the HSB-IRI BUSINESS that would otherwise restrict HSB in performing its duties under this agreement. HSB agrees that it will hold, and will cause its Affiliates and each of their respective directors, officers, employees, partners, counsel, financial advisors, accountants and other representatives to hold, any information so obtained in confidence to the extent reasonably required by such third party.

10.4 Invalidity or Unenforceability. The invalidity or unenforceability of any particular provision of this agreement shall not effect the other provisions and it shall be construed in all respects as if any invalid or unenforceable provision has been amended to the minimum extent necessary to render it valid and enforceable.

10.5 Assignablility. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right, duty or obligation hereunder, may be assigned by either party (in whole or in part) without the prior written consent of the other party hereto.

10.6 Headings and Exhibits. Headings used herein are not a part of this Agreement and shall not affect the terms hereof.

10.7 Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

10.8 Amendments. This Agreement cannot be modified changed or supplemented except in writing and executed to the same degree of formality as that to which this Agreement has been executed.

10.9 Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions of this Agreement.

10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to the principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized representatives as of the date first above written.


                                       EMPLOYERS REINSURANCE CORPORATION

                                     By_______________________________________
                                       Its:


                                      HSB INDUSTRIAL RISK INSURERS L.L.C.
                                     By_______________________________________
                                       Its:


                                      INDUSTRIAL RISK INSURERS
                                     By_______________________________________
                                       Its:


                                      THE HARTFORD STEAM BOILER INSPECTION AND
                                      INSURANCE COMPANY

                                     By_______________________________________
                                       Its:

                                    EXHIBIT A

                                   DEFINITIONS

The following definitions are applicable to both the singular and the plural forms of each term defined below.

"Administrative Services Agreement" means the Administrative Services Agreement by and among Industrial Risk Insurers, The Members of Industrial Risk Insurers and Employers Reinsurance Corporation dated as of January 6, 1998.

"Agreement" has the meaning set forth in the introductory paragraph.

"Affiliates" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

"Asset and Capacity Sale Agreement" means the Asset and Capacity Sale Agreement entered into by and among Industrial Risk Insurers, The Members of Industrial Risk Insurers and Employers Reinsurance Corporation dated as of December 11, 1997.

"Ceding  Commissions"  means the Ceding  Commissions  payable to HSB pursuant to
Article VII of the Agreement.

"Claims  Fund" means the Claims Fund of IRI  established  pursuant to  Paragraph
6.4.

"Constitution" means the Constitution of Industrial Risk Insurers as in effect on the date of the Agreement, and as amended from time to time hereafter.

"ERC Reinsurance Agreement" means the Reinsurance Agreement dated as of January 1, 1998 between ERC as Reinsurer and HSB as Ceding Company relating to the HSB-IRI BUSINESS.

"Gross Written Premiums" means the gross premiums written by IRI in connection with the HSB-IRI BUSINESS.

"HSB-IRI BUSINESS" means the HPR property insurance business written pursuant to this Agreement on industrial/manufacturing risks with principal facilities located in the United States or Canada, and including any multi-national locations of such risks , and which initially comprises the business underwritten by IRI and the U.S Special Risk Manufacturing business underwritten by HSB on the effective date of this Agreement

"HSB Reinsurance Agreement" means the Reinsurance Agreement dated as of January 1, 1998 between HSB as Reinsurer and ERC as Ceding Company related to the HSB-IRI BUSINESS.

"Intermediaries" means an individual or entity designated by a policyholder as its broker of record or as the individual or entity that will act on such policyholder's behalf, in some or all respects, in connection with such policyholder's insurance policy.

"IRI Reinsurance Agreement" means the Reinsurance Agreement dated as of January 1, 1998 between IRI as Reinsurer and HSB as Ceding Company.

"LLC Agreement" means the Limited Liability Company Agreement of HSB Industrial Risk Insurers LLC by and between ERC and HSB.

"Members" means the Members of  LLC.

"Operating Costs" means the expenses of operating the HSB-IRI BUSINESS, net of revenues received for engineering and technical services in support of the HSB-IRI BUSINESS. Such costs include the fully allocated costs, plus a proportionate share of overhead, of HSB to operate the HSB-IRI BUSINESS.

"Outward Reinsurance" means reinsurance on the HSB-IRI BUSINESS ceded by IRI on behalf of its members.

"Outward Reinsurers" means the reinsurers on the Outward Reinsurance.

"Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

"Reinsurance Agreement" means the Reinsurance Agreement dated as of January 6, 1998 between ERC and HSB, as reinsurers, and the Members of Industrial Risk Insuirers.

"Underwriting Committee" means the Underwriting Committee established pursuant to Section 3.6 of the LLC Agreement.

"Working Capital Fund" means the Working Capital Fund of IRI described under Paragraph 6.1. of this Agreement.

                                    EXHIBIT B

                   [REINSURANCE AGREEMENT BETWEEN HSB AND IRI]

                                    EXHIBIT C

                   [REINSURANCE AGREEMENT BETWEEN ERC AND HSB]

                                    EXHIBIT D

                   [REINSURANCE AGREEMENT BETWEEN HSB AND ERC]

                                    EXHIBIT E

                               [GUARANTEE OF ERC]